Exhibit 99.1

Oracle Healthcare Acquisition Corp.
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Oracle Healthcare Acquisition Corp.

We have audited the accompanying balance sheet of Oracle Healthcare Acquisition Corp. (a corporation in the development stage) (the “Company”) as of March 8, 2006 and the related statements of operations, stockholders’ equity and cash flows for the period from January 1, 2006 through March 8, 2006 and the period from September 1, 2005 (date of inception) through March 8, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 8, 2006 and the results of its operations and its cash flows for the period from January 1, 2006 through March 8, 2006 and the period from September 1, 2005 (date of inception) through March 8, 2006 in conformity with accounting principles generally accepted in the United States of America.

Rothstein Kass & Company, P.C.
Roseland, New Jersey
March 8, 2006

Oracle Healthcare Acquisition Corp.
(a corporation in the development stage)

Balance Sheet

March 8, 2006

ASSETS

Cash and cash equivalents	$1,040,298
Cash held in trust fund	113,500,000
Total assets	$114,540,298
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$250
Accrued offering costs	31,772
Deferred underwriter’s fee	1,920,000
Total current liabilities	1,952,022

Common stock, subject to possible conversion, 2,999,999 shares at conversion value	22,709,992

STOCKHOLDERS’ EQUITY
Preferred stock—$0.0001 par value; 1,000,000 shares authorized; none issued or outstanding
Common stock—$0.0001 par value; 40,000,000 shares authorized; 18,750,000 issued and outstanding (including 2,999,999 shares subject to possible conversion)	1,875
Additional paid-in capital	89,875,595
Earnings accumulated during the development stage	814
Total stockholders’ equity	89,878,284
Total liabilities and stockholders’ equity	$114,540,298

See accompanying notes to financial statements

Oracle Healthcare Acquisition Corp.
(a corporation in the development stage)

Statements of Operations

	January 1, 2006 Through March 8, 2006	September 1, 2005 (Date of Inception) Through March 8, 2006

Interest income	$440	$1,189
Formation and operating costs		375
Net income for the period	$440	$814
Weighted average number of common shares outstanding	3,973,881	3,829,365
Net income per share (basic and diluted)	$—	$—

See accompanying notes to financial statements

Oracle Healthcare Acquisition Corp.
(a corporation in the development stage)

Statement of Stockholders’ Equity

	Common Stock		Additional Paid-In	Earnings Accumulated During the Development
	Shares	Amount	Capital	Stage	Total
Balance—September 1, 2005 (date of inception)	—	$—	$—	$—	$—
Issuance of common stock to existing stockholders	3,750,000	375	30,875		31,250
Issuance of warrants in private placement			$1,000,000		$1,000,000
Sale of 15,000,000 units on March 8, 2006 at a price of $8 per unit, net of underwriter’s discount and offering expenses (including 2,999,999 shares subject to possible conversion)	15,000,000	$1,500	$111,554,712	$	$111,556,212
Proceeds subject to possible conversion 2,999,999 shares			$(22,709,992)		$(22,709,992)
Net income for the period				814	814
Balance—March 8, 2006	18,750,000	$1,875	$89,875,595	$814	$89,878,284

See accompanying notes to financial statements

Oracle Healthcare Acquisition Corp.
(a corporation in the development stage)

Statements of Cash Flows

	September 1, 2005 (Date of Inception) Through March 8, 2006	January 1, 2006 Through March 8, 2006
Cash flows from operating activities:
Net income	$814	$440
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in:
Accrued expenses	250

Net cash provided by operating activities	1,064	440

Net cash used in investing activity:
Cash held in trust fund	(113,500,000)	(113,500,000)

Cash flows from financing activities:
Proceeds from notes payable	100,000
Proceeds from issuance of common stock to existing stockholders	31,250
Gross proceeds of public offering	120,000,000	120,000,000
Proceed from issuance of warrants in private placement	1,000,000	1,000,000
Payment of notes payable	(100,000)	(100,000)
Payments of offering costs	(6,492,016)	(6,431,462)

Net cash provided by financing activities	114,539,234	114,468,574

Net increase in cash	1,040,298	968,978

Cash — beginning of period		71,320

Cash — end of period	$1,040,298	$1,040,298

Supplemental disclosure of non-cash financing activities:
Accrued offering costs	$31,772	$31,772
Deferred underwriters' fees	$—	$1,920,000

See accompanying notes to financial statements

Oracle Healthcare Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements

NOTE A—ORGANIZATION AND BUSINESS OPERATIONS

Oracle Healthcare Acquisition Corp. (the “Company”) was incorporated in Delaware on September 1, 2005. The Company was formed to acquire an operating business in the healthcare industry through a merger, capital stock exchange, asset acquisition or other similar business combination. The Company has neither engaged in any operations nor generated revenues to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the offering (the “Offering”), although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) an operating business in the healthcare industry (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Offering, approximately 94% of the gross proceeds, after payment of certain amounts to the underwriters, was placed in a trust account (“Trust Account”) and will be invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States government having a maturity of one hundred and eighty days or any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund and bears the highest credit rating issued by a United States nationally recognized rating agency, until the earlier of (i) the consummation of the Company’s initial Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 20% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Offering) vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. Public stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the trust account (including the additional 2% fee of the gross proceeds payable to the underwriters upon the Company’s consummation of a Business Combination), including any interest earned (net of taxes payable) on their pro rata share, if the Business Combination is approved and consummated. However, voting against the Business Combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the Business Combinations is voted upon by the stockholders. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company have agreed to vote all of the shares of common stock held by them, including any shares of common stock purchased in or following the Offering, in accordance with the vote of the majority in interest of all other stockholders of the Company, other than the existing stockholders, officers and directors, with respect to any Business Combination.

   In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the existing stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Offering (assuming no value is attributed to the warrants included in the Units sold in the Offering discussed in Note C).

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1] Common stock:

In February 2006, the Board of Directors of the Company approved a six-for-five stock split to all shareholders of record on February 16, 2006. All transactions and disclosures in the financial statements, related to the Company’s common stock, have been adjusted to reflect the effects of the stock split.

[2] Income per common share:

Income per common share is computed by dividing net income for the period by the weighted average number of common shares outstanding for the period.

[3] Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[4] Income tax:

The Company complies with SFAS 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

NOTE C—THE OFFERING

On March 8, 2006, the Company sold 15,000,000 units (“Units”) at a price of $8.00 per Unit in the Offering.  Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“Warrant”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) one year from the date of the final prospectus for the Offering or (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and expiring four years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

NOTE D—RELATED PARTY TRANSACTIONS

[1] The Company issued two $50,000 unsecured promissory notes to related parties, Joel D. Liffmann and Larry N. Feinberg, on September 22, 2005. Each note is non-interest bearing and was repaid on March 8, 2006.

[2] The Company presently occupies office space provided by an affiliate of certain of the existing stockholders. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on March 2, 2006.  Upon completion of a Business Combination or liquidation, the Company will no longer be required to pay these monthly fees.

[3] On March 2, 2006, immediately prior to the Offering, two stockholders purchased in a private placement 416,667 Warrants, for a combined total of 833,334 Warrants, at a price of $1.20 per Warrant (an aggregate purchase price of approximately

$1,000,000) directly from the Company and not as part of the Offering.  The Warrants are identical to the warrants issued with the Units in the Offering except that the Warrants will not be transferable or salable by the purchasers until such time as the Company has completed a Business Combination.

NOTE E—COMMITMENTS

The Company has paid an underwriting discount of 5% of the public Unit offering price to the underwriters at the closing of the Offering.  The Company will also pay an additional 2% fee of the gross offering proceeds (less $0.16 for each share of common stock converted to cash in connection with a Business Combination) payable to the underwriters upon the Company’s consummation of a Business Combination.

The Company has engaged CRT Capital Group LLC, on a non exclusive basis, as their agent for the solicitation of the exercise of the Warrants. The Company has agreed to pay CRT Capital Group LLC a commission equal to 2% of the exercise price for each Warrant exercised more than one year after the date of the prospectus if the exercise was solicited by CRT Capital Group LLC.

NOTE F—PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.